CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 16 to the registration statement on Form N-1A ("Registration Statement") of our of our report dated October 6, 2000, relating to the financial statements and financial highlights which appears in the August 31, 2000 Annual Report to Shareholders of the Strong Short-Term Municipal Bond Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
December 26, 2000